SIMMONS CONSOLIDATES ATLANTA MANUFACTURING OPERATIONS
INTO EXISTING FACILITIES
--Company optimizes service structure; improves production efficiency in Southeast--

(ATLANTA – September 10, 2008) – Simmons Bedding Company announced today that it is transitioning its Atlanta manufacturing operations to the company’s facilities in Dallas, Texas; Waycross, Ga. and Charlotte, N.C. with an anticipated effective date of September 18. The move is part of an ongoing effort to optimize Simmons’ operations network in the southeastern United States and will create a more efficient production and delivery system without disrupting service to retailers in the region.

    “The decision to close our Atlanta manufacturing facility is a very difficult one for us because of its impact on loyal Simmons associates,” said Simmons Chairman and CEO Charlie Eitel. “Until recently, we believed our Atlanta facility would continue to be part of our manufacturing network; however, due to weaker than expected business conditions, we simply could not justify maintaining two manufacturing plants in the state of Georgia.”

    In 2004, Simmons opened a new, state-of-the-art manufacturing facility in Waycross, Ga., which has emerged as one of the top manufacturing plants in the Simmons network. Employing 211 associates, the facility offers excellent safety, quality and service, as well as lower manufacturing costs.

    This past April, Simmons reduced its Atlanta production to one shift and moved a portion of business to what is also a new, state-of-the-art manufacturing facility in Dallas. The balance of Atlanta’s production will shift to the Waycross and Charlotte plants on September 18.

    According to Kimberly Samon, Simmons’ executive vice president of human resources, the company decided to consolidate its southeast manufacturing operations because of reduced utilization. “Due to the current economic situation, our southeastern facilities have not been operating at full capacity,” said Samon. “Consolidating our manufacturing operations resolves that issue; however, we regret that it will negatively impact our Atlanta associates.  We have no further plans to close other facilities.”

    The Waycross, Dallas and Charlotte plants are three of Simmons’ leading manufacturing facilities: the Waycross plant has been nominated for the Georgia Manufacturer of the Year award each of the past two years and features a new 250,000 square foot building that showcases lean manufacturing; in April 2008, the Dallas plant moved its operations into a brand new facility that includes environmentally-friendly aspects like energy-efficient lighting and high-efficiency air compressors; and the Charlotte plant’s achievements include being selected for OSHA’s Safety and Health Achievement Recognition Program (SHARP) by the North Carolina Department of Labor’s Occupational Safety & Health Division and receiving the 2003 Tony Saliture Award for Operational Excellence, Simmons’ highest honor.

    The closure of the Atlanta facility will result in the layoffs of 91 associates and 12 administrative and management team members, whom Simmons is helping to transition through this difficult time. Nonunion employees will receive severance packages scaled according to tenure, subsidized health insurance for the length of the severance period, outplacement assistance and access to Simmons’ Employee Assistance Program, which includes job, financial and personal counseling.  Union employees will receive a severance package that is subject to bargaining with their union.

    For more information, visit www.simmons.com.

About Simmons Company

Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding Company operates 20 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company’s website at www.simmons.com ..

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